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                                                                    EXHIBIT 23.6


            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2006, except for the sixteenth paragraph of
Note 12 as to which the date is April 13, 2006 of The Majestic Star Casino, LLC, in the Registration Statement (Form S-4 No. 333-134325) and related Prospectus of The Majestic Star Casino, LLC dated June 23, 2006.


                                    /s/ Ernst & Young LLP


Las Vegas, Nevada
June 20, 2006



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                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 2005, except for the twenty-second paragraph of Note 1 as to which the date is April 5, 2005 of the historical financial statements of Trump Indiana, Inc., in the Registration Statement (Form S-4 No. 333-134325) and related Prospectus of The Majestic Star Casino, LLC dated June 23, 2006.


                                    /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 20, 2006






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                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2005 of the historical financial statements of Buffington Harbor Riverboats, L.L.C. in the Registration Statement (Form S-4 No. 333-134325) and related Prospectus of The Majestic Star Casino, LLC dated June 23, 2006.


                                    /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 20, 2006